                                POWER OF ATTORNEY

Know all by these presents, that Astellas Pharma Inc. (the "Company") hereby constitutes and appoints each of Chad Diehl and Lujing Liu, or either of them signing singly, and with full power of substitution, the Company's true and lawful attorney-in-fact to:

(1) prepare, execute in the Company's name and on the Company's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID,
including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the Company to make electronic filings with the SEC of reports required by Sections 13 or 16(a) of the Securities
Exchange Act of 1934 (the "Exchange Act") or any rule or regulation of the SEC;

(2) prepare, execute in the Company's name and on the Company's behalf, and submit to the SEC (i) beneficial ownership reports on Schedule 13D or 13G, in accordance with Section 13 of the Exchange Act and the rules thereunder, (ii)
Forms 3, 4, and 5, in accordance with Section 16(a) of the Exchange Act and the rules thereunder and (iii) Forms 144, in accordance with the Securities Act of
1933 (the "Securities Act") and the rules thereunder (collectively, the
"Covered Forms");

(3) do and perform any and all acts for and on behalf of the Company which may be necessary or desirable to complete and execute any Covered Form, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Company, it being understood that the documents executed by such attorney-in-fact on behalf of the Company pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in- fact's discretion.

The Company hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The Company acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Company, are not assuming any of the Company's responsibilities to comply with Sections 13 or 16 of the Exchange Act or the provisions of the Securities Act. This Power of Attorney shall remain in full force and effect for a period of five (5) years from the date hereof, unless earlier revoked by the Company in a signed writing delivered to the foregoing attorneys-in-fact.

                             [Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Power of Attorney to be executed as of this 28th day of October, 2022.

                                   ASTELLAS PHARMA INC.

                                   By:   /s/ Naoki Okamura
                                         ----------------------------------
                                   Name:     Naoki Okamura
                                   Title: Representative Director, Executive
                                          Vice President